www.matw.com | Nasdaq: MATW Third Quarter Fiscal 2022 Earnings Teleconference July 29, 2022 Joseph C. Bartolacci President and Chief Executive Officer Steven F. Nicola Chief Financial Officer

© 2022 Matthews International Corporation. All Rights Reserved. DISCLAIMER 2 Any forward-looking statements contained in this presentation are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward- looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in the cost of materials used in the manufacture of the Company's products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, cybersecurity concerns, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission ("SEC"). Included in this report are measures of financial performance that are not defined by generally accepted accounting principles in the United States (“GAAP”). The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company’s core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provides investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. The Company believes that adjusted EBITDA provides relevant and useful information, which is used by the Company’s management in assessing the performance of its business. Adjusted EBITDA is defined by the Company as earnings before interest, income taxes, depreciation, amortization and certain non-cash and/or non-recurring items that do not contribute directly to management’s evaluation of its operating results. These items include stock- based compensation, the non-service portion of pension and postretirement expense, acquisition costs, ERP integration costs, and strategic initiatives and other charges. Adjusted EBITDA provides the Company with an understanding of earnings before the impact of investing and financing charges and income taxes, and the effects of certain acquisition and ERP integration costs, and items that do not reflect the ordinary earnings of the Company’s operations. This measure may be useful to an investor in evaluating operating performance. It is also useful as a financial measure for lenders and is used by the Company’s management to measure business performance. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of the Company's liquidity. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The Company has also presented adjusted net income and adjusted earnings per share and believes each measure provides relevant and useful information, which is widely used by analysts and investors, as well as by the Company’s management in assessing the performance of its business. Adjusted net income and adjusted earnings per share provides the Company with an understanding of the results from the primary operations of our business by excluding the effects of certain acquisition and system-integration costs, and items that do not reflect the ordinary earnings of our operations. These measures provide management with insight into the earning value for shareholders excluding certain costs, not related to the Company’s primary operations. Likewise, these measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business overall, as well as performance trends, on a consistent basis. Lastly, the Company has presented net debt and a net debt leverage ratio and believes each measure provides relevant and useful information, which is widely used by analysts and investors as well as by our management. These measures provide management with insight on the indebtedness of the Company, net of cash and cash equivalents and relative to adjusted EBITDA. These measures allow management, as well as analysts and investors, to assess the Company’s leverage.

BUSINESS OVERVIEW

© 2022 Matthews International Corporation. All Rights Reserved. 4 SGK BRAND SOLUTIONS MEMORIALIZATION INDUSTRIAL TECHNOLOGIES • Strong top line performance, particularly in cemetery and funeral home products • Higher direct material, labor and freight costs expected for the balance of the fiscal year • Challenged by unfavorable currency and weakened economic conditions in Europe • Continued high year-to-date growth in energy storage solutions business • Strong warehouse and product identification order rates and backlog BUSINESS UPDATE

© 2022 Matthews International Corporation. All Rights Reserved. Key Drivers • Company expects fiscal 2022 adjusted EBITDA in the range of $200 million to $210 million • Inflationary pressures / commodity costs remain a challenge • War in Ukraine causing uncertainty, particularly in Europe • Weakened global economic conditions, including impact of currency rate changes • Growth in Industrial Technologies; strong backlogs in many of our businesses • Pricing actions taken to date OUTLOOK FOR FISCAL 2022 5

FINANCIAL OVERVIEW

© 2022 Matthews International Corporation. All Rights Reserved. Q3 2022 SUMMARY 7 Q3 2021 Q3 2022 Sales $ 428.4 $ 421.7 Diluted EPS $ 0.10 $ 0.09 Non-GAAP Adjusted EPS* $ 0.91 $ 0.58 Net Income Attributable to Matthews $ 3.4 $ 2.9 Adjusted EBITDA* $ 60.0 $ 46.0 ($ in millions except per-share amounts) Q3 YTD YTD 2021 YTD 2022 Sales $ 1,232.2 $ 1,305.3 Diluted (L)EPS $ 0.21 $ (0.60) Non-GAAP Adjusted EPS* $ 2.48 $ 2.06 Net Income (Loss) Attributable to Matthews $ 6.6 $ (18.8) Adjusted EBITDA* $ 175.7 $ 154.5 Quarter-to-Date Highlights • Memorialization sales up 10.2% • Warehouse Automation and Product Identification sales higher for the Industrial Technologies segment • Significant currency impacts in Q3 on consolidated results compared to a year ago • Global market conditions, particularly in Europe, impact Q3 results Year-to-Date Highlights Sales • Consolidated sales 5.9% higher than last year • Unfavorable impacts due to currency exchange rates GAAP EPS • Settlement of the Company's principal U.S. defined benefit plan in Q1 2022 and asset write-downs related to Russia- Ukraine conflict in Q2 2022 Adjusted EPS • Impacted primarily due to lower adjusted EBITDA Adjusted EBITDA • Increased consolidated sales • Significant material (commodity) and other inflationary cost increases and higher labor costs * See supplemental slides for Adjusted EPS and Adjusted EBITDA reconciliations and other important disclaimers regarding Matthews’ use of Non-GAAP measures

MEMORIALIZATION

($ in millions)



Q3 Sales
$184.3
$203.2
Q3 FY2021
Q3 FY2022



YTD Sales
$573.1
$633.9
FY2021
FY2022



Q3 Adjusted EBITDA & Margin*
$36.4
$32.1
19.7%
15.8%
Q3 FY2021
Q3 FY2022



YTD Adjusted EBITDA & Margin*
$132.1
$118.4
23.0%
18.7%
FY2021
FY2022

Sales

- Higher Q3 cemetery memorial products and steady casket sales
- Current year-to-date higher cemetery memorial products and casket sales
- Improved price realization

Adjusted EBITDA

- Sales growth and improved pricing
- Higher commodity, labor, freight, and other inflationary costs more than offset sales favorability

** See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews' use of Non-GAAP measures*

Matthews INTERNATIONAL

© 2022 Matthews International Corporation. All Rights Reserved.

8

© 2022 Matthews International Corporation. All Rights Reserved. INDUSTRIAL TECHNOLOGIES 9 15.5% 12.4% 15.6%10.3% ($ in millions) $81.8 $78.4 Q3 FY2021 Q3 FY2022 $200.5 $230.9 FY2021 FY2022 $12.2 $11.8 Q3 FY2021 Q3 FY2022 $23.4 $33.4 FY2021 FY2022 14.9% 15.1% 11.7% 14.5% Q3 Sales Q3 Adjusted EBITDA & Margin* YTD Sales YTD Adjusted EBITDA & Margin* Sales • Currency rate changes had an unfavorable impact of $5.1 million on the segment’s quarter-to-date sales compared to a year ago • Quarter-to-date organic sales growth primarily reflecting higher warehouse automation and product identification sales • Year-to-date sales 15.2% higher than last year Adjusted EBITDA • Quarter-to-date growth impacted by unfavorable currency rate changes of $1 million • Year-to-date adjusted EBITDA approximately 42% higher than last year Note: Effective in the first quarter of fiscal 2022, the Company transferred its surfaces and engineered products businesses from the SGK Brand Solutions segment to the Industrial Technologies segment. This business segment change is consistent with internal management structure and reporting changes effective for fiscal 2022. Prior periods were revised to reflect retrospective application of this segment realignment. * See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures

© 2022 Matthews International Corporation. All Rights Reserved. SGK BRAND SOLUTIONS ($ in millions) 10 15.4% 12.9% $162.2 $140.1 Q3 FY2021 Q3 FY2022 $458.6 $440.5 FY2021 FY2022 $27.0 $14.5 Q3 FY2021 Q3 FY2022 $67.2 $43.4 FY2021 FY2022 10.4%16.7% 14.7% 9.9% Q3 Sales Q3 Adjusted EBITDA & Margin* YTD Sales YTD Adjusted EBITDA & Margin* Sales • Unfavorable currency impacts of $10.9 million for the current quarter and $20.3 million year-to-date • Year-to-date higher retail-based sales (principally merchandising solutions) and brand sales in the Asia-Pacific market Adjusted EBITDA • Impacted by unfavorable changes in sales mix, production inefficiencies related to onsite/remote-work transitions, weakened economic conditions in Europe, and higher travel and entertainment costs Note: Effective in the first quarter of fiscal 2022, the Company transferred its surfaces and engineered products businesses from the SGK Brand Solutions segment to the Industrial Technologies segment. This business segment change is consistent with internal management structure and reporting changes effective for fiscal 2022. Prior periods were revised to reflect retrospective application of this segment realignment. * See supplemental slide for Adjusted EBITDA reconciliation and other important disclaimers regarding Matthews’ use of Non-GAAP measures

CAPITALIZATION AND CASH FLOWS

($ in millions)

Total Debt and Net Debt*


$763.7
$714.5
$776.0
$730.2
09/30/21
06/30/22

Note: Dark gray shades on the left represent Total Debt.

Cash


$49.2
$45.8
9/30/21
06/30/22

Operating Cash Flow


$106.9
$84.4
YTD FY2021
YTD FY2022

- FY'22 operating cash flow impacted by:
  - $35.7 million contributions to the Company's principal defined benefit retirement plan
  - $100.0 million of proceeds from the sale of receivables under a receivables purchase agreement
  - Increased fiscal year-end compensation-related payments
  - Higher inventory levels reflecting increased commodity costs
- Net Debt Leverage Ratio* 3.5 as of June 30, 2022
- Quarterly dividend of $0.22/share, payable 8/22/2022

** See supplemental slide for Net Debt and Net Debt Leverage Ratio reconciliation and other important disclaimers regarding Matthews' use of Non-GAAP measures*

Matthews INTERNATIONAL
© 2022 Matthews International Corporation. All Rights Reserved.
11

SUPPLEMENTAL INFORMATION

© 2022 Matthews International Corporation. All Rights Reserved. 13 Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to operational initiatives and exit activities), stock- based compensation and the non-service portion of pension and postretirement expense. Management believes that presenting non- GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

NON-GAAP RECONCILIATION (Unaudited) (In thousands)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Nine Months Ended June 30, 2022	Nine Months Ended June 30, 2021
Net income (loss)	$ **2,875**	$ **3,366**	$ **(18,871)**	$ **6,526**
Income tax provision (benefit)	1,040	(2,325)	(2,311)	2,627
Income (loss) before income taxes	$ **3,915**	$ **1,041**	**(21,182)**	**9,153**
Net loss (income) attributable to noncontrolling interests	18	(11)	56	60
Interest expense	6,659	6,748	19,426	21,709
Depreciation and amortization *	22,938	35,389	80,163	97,919
Strategic initiatives and other charges [(1)**]	7,290	7,213	17,863	23,498
Non-recurring / incremental coronavirus disease 2019 ("COVID-19") costs [(2)***]	301	1,993	2,204	4,689
Defined benefit plan termination related items [(3)]	(63)	—	284	—
Asset write-downs, net [(4)]	(469)	—	10,017	—
Stock-based compensation	5,197	5,713	14,128	12,960
Non-service pension and postretirement expense [(5)]	238	1,929	31,588	5,730
Total Adjusted EBITDA	$ **46,024**	$ **60,015**	$ **154,547**	$ **175,718**
Adjusted EBITDA margin	*10.9 %*	*14.0 %*	*11.8 %*	*14.3 %*

[(1)] Includes certain non-recurring items associated with recent acquisition activities, costs associated with global ERP system integration efforts, certain non-recurring costs associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels, and exchange losses associated with highly inflationary accounting.

[(2)] Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

[(3)] Represents items associated with the termination of the Company's DB Plan, supplemental retirement plan and the defined benefit portion of the officers retirement restoration plan.

[(4)] Represents asset write-downs, net of recoveries within the SGK Brand Solutions segment.

[(5)] Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $5,835 and $5,838 for the Memorialization segment, $2,459 and $2,829 for the Industrial Technologies segment, $13,334 and $25,383 for the SGK Brand Solutions segment, and $1,310 and $1,339 for Corporate and Non-Operating, for the three months ended June 30, 2022 and 2021, respectively. Depreciation and amortization was $17,448 and $17,016 for the Memorialization segment, $7,643 and $8,449 for the Industrial Technologies segment, $51,119 and $68,492 for the SGK Brand Solutions segment, and $3,953 and $3,962 for Corporate and Non-Operating, for the nine months ended June 30, 2022 and 2021, respectively.

** Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $902 and $484 for the Memorialization segment, $1,183 and $881 for the Industrial Technologies segment, $1,970 and $2,909 for the SGK Brand Solutions segment, and $3,235 and $2,939 for Corporate and Non-Operating, for the three months ended June 30, 2022 and 2021, respectively. Acquisition costs, ERP integration costs, and strategic initiatives and other charges were $2,090 and $1,279 for the Memorialization segment, $1,376 and $3,666 for the Industrial Technologies segment, $7,673 and $10,470 for the SGK Brand Solutions segment, and $6,724 and $8,083 for Corporate and Non-Operating, for the nine months ended June 30, 2022 and 2021, respectively.

*** Non-recurring/incremental COVID-19 costs were $225 and $1,333 for the Memorialization segment, $1 and $6 for the Industrial Technologies segment, $74 and $638 for the SGK Brand Solutions segment, and $1 and $16 for Corporate and Non-Operating, for the three months ended June 30, 2022 and 2021, respectively. Non-recurring/incremental COVID-19 costs were $1,268 and $3,223 for the Memorialization segment, $6 and $36 for the Industrial Technologies segment, $464 and $1,344 for the SGK Brand Solutions segment, and $466 and $86 for Corporate and Non-Operating, for the nine months ended June 30, 2022 and 2021, respectively.

* *See Disclaimer (page 2) for Management's assessment of supplemental information related to adjusted EBITDA.*

Matthews INTERNATIONAL
© 2022 Matthews International Corporation. All Rights Reserved.
14

ADJUSTED NET INCOME AND EARNINGS PER SHARE

NON-GAAP RECONCILIATION (Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,				Nine Months Ended June 30,			
	2022		2021		2022		2021	
		per share		*per share*		*per share*		*per share*
Net income (loss) attributable to Matthews	**$ 2,893**	**$ 0.09**	**$ 3,355**	**$ 0.10**	**$ (18,815)**	**$ (0.60)**	**$ 6,586**	**$ 0.21**
Strategic initiatives and other charges (1)	5,689	0.19	5,975	0.19	13,663	0.44	20,091	0.62
Non-recurring / incremental COVID-19 costs (2)	235	—	1,512	0.05	1,676	0.05	3,559	0.11
Defined benefit plan termination related items (3)	(46)	—	—		355	0.01	—	—
Asset write-downs, net (4)	(353)	(0.01)	—	—	9,955	0.32	—	—
Non-service pension and postretirement expense (5)	305	0.02	1,426	0.04	23,817	0.76	4,239	0.13
Amortization	9,034	0.29	17,050	0.53	34,158	1.08	45,281	1.41
Adjusted net income	**$ 17,757**	**$ 0.58**	**$ 29,318**	**$ 0.91**	**$ 64,809**	**$ 2.06**	**$ 79,756**	**$ 2.48**

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 21.7% and 24.6% for the three and nine months ended June 30, 2022, respectively, and 26% for the three and nine months ended June 30, 2021.

(1) Includes certain non-recurring items associated with recent acquisition activities, costs associated with global ERP system integration efforts, certain non-recurring costs associated with productivity and cost-reduction initiatives intended to result in improved operating performance, profitability and working capital levels, and exchange losses associated with highly inflationary accounting.

(2) Includes certain non-recurring direct incremental costs (such as costs for purchases of computer peripherals and devices to facilitate working-from-home, additional personal protective equipment and cleaning supplies and services, etc.) incurred in response to COVID-19. This amount does not include the impact of any lost sales or underutilization due to COVID-19.

(3) Represents items associated with the termination of the Company's DB Plan, supplemental retirement plan and the defined benefit portion of the officers retirement restoration plan.

(4) Represents asset write-downs, net of recoveries within the SGK Brand Solutions segment.

(5) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* *See Disclaimer (page 2) for Management's assessment of supplemental information related to adjusted net income and adjusted EPS.*

Matthews INTERNATIONAL
© 2022 Matthews International Corporation. All Rights Reserved.
15

© 2022 Matthews International Corporation. All Rights Reserved. * See Disclaimer (page 2) for Management’s assessment of supplemental information related to net debt and net debt leverage ratio. 16 June 30, 2022 September 30, 2021 Long-term debt, current maturities $ 3,364 $ 4,624 Long-term debt 772,673 759,086 Total debt 776,037 763,710 Less: Cash and cash equivalents (45,846) (49,176) Net Debt $ 730,191 $ 714,534 Adjusted EBITDA $ 206,579 $ 227,750 Net Debt Leverage Ratio 3.5 3.1 NET DEBT AND NET DEBT LEVERAGE RATIO NON-GAAP RECONCILIATION (Unaudited) (Dollars in thousands)